Exhibit 23.2

CONSENT INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, Numbers 333-103012, 333-39344 and 333-39346 of PPT VISION, Inc. of our report dated December 6, 2002, except as to Note 3 to the 2002 financial statements which is as of January 9, 2003, relating to the financial statements as of October 31, 2002 and for the years ended October 31, 2002 and 2001 which appears in this Form 10-KSB.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 26, 2004